EXHIBIT 99.1

Terra Tech Corp. Begins IVXX Cultivation at New Sparks, Nevada Facility

IRVINE, Calif. June 6, 2018 -- Terra Tech Corp. (OTCQX: TRTC), a vertically integrated cannabis-focused agriculture company, is pleased to announce that it has commenced cultivation at its new Sparks facility, following approval from the State of Nevada. Utilizing Terra Tech’s proven practices and procedures, the team has successfully begun cultivation of its first cannabis crop, planting the first seeds in early June. Terra Tech expects to distribute and sell cannabis grown at the Sparks facility from its first harvest throughout Nevada by the fourth quarter of 2018.

Construction of the 30,000 square foot cultivation facility was completed during the first quarter of 2018, in conjunction with NuLeaf Sparks. The Sparks facility was built out using LED lights to increase efficiencies and reduce the cost of production. Terra Tech's proprietary IVXX cannabis products will be grown and harvested at the Sparks facility under the safest and most beneficial conditions. All products will be thoughtfully produced, rigorously tested and certified to the highest standards of potency and purity. IVXX cultivated at the Sparks location will be sold at Terra Tech's Blüm retail and medical cannabis dispensaries in Reno, Nevada and Las Vegas, Nevada, and to third party dispensaries.

Derek Peterson, CEO of Terra Tech, commented, “We recently received the necessary permits from the State of Nevada to commence cultivation at our brand new cultivation facility in Sparks, Nevada and have planted our first seeds. We plan to cultivate a variety of cannabis strains for patients and consumers under our IVXX brand, including offerings with varying THC and CBD concentrations. Scaling our cannabis cultivation to support our wholesale business as well as to supply our four dispensaries in Nevada will enable us to meet demand from the growing cannabis market. This is just latest milestone in our expansion strategy and we are excited to ramp our production of premium quality cannabis for the medical and adult-use markets.”

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

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About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC. Blüm’s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada and California. Blüm offers a broad selection of cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated medical cannabis dispensaries throughout California and medical and adult-use dispensaries in Nevada. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Ahold, Aldi, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech’s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

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For more information about Terra Tech Corp visit: http://www.terratechcorp.com/

For more information about IVXX visit: http://ivxx.com/

For more information about Blüm Nevada visit: http://letsblum.com

For more information about Blüm Oakland visit: http://blumoak.com/

Visit us on Facebook @ http://www.facebook.com/terratechcorp/timeline

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ http://www.facebook.com/ediblefarms?fref=ts

Visit IVXX on Facebook @ http://www.facebook.com/ivxxbrand?fref=ts

CONTACTS

Terra Tech Corp.

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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